Exhibit 99.1

Cartiva, Inc.

Financial Statements as of September 30, 2018 and for the Nine Months Ended September 30, 2018 and 2017

Cartiva, Inc.

Unaudited Balance Sheets

September 30, 2018

2018
Assets
Current assets:
Cash and cash equivalents	$13,832,832
Accounts receivable, net	4,670,278
Inventory	1,143,732
Prepaid expenses and other current assets	450,134

Total current assets	20,096,976
Property and equipment, net	1,489,541
Other assets	80,036

Total assets	$21,666,553

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$371,431
Accrued expenses	2,533,584
Current portion of long-term debt	2,200,000

Total current liabilities	5,105,015
Long-term debt, net	2,617,989

Total liabilities	7,723,004

Commitments and Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.0001 par value: 69,903,035 shares authorized; 68,213,933 shares issued and outstanding	6,822
Common stock, $0.0001 par value: 100,000,000 shares authorized; 7,755,283 shares issued and outstanding	761
Additional paid-in capital	28,450,283
Accumulated deficit	(14,514,317)

Total stockholders’ equity	13,943,549

Total liabilities and stockholders’ equity	$21,666,553

See accompanying notes.

Cartiva, Inc.

Unaudited Statements of Operations

For the Nine Months Ended September 30, 2018 and 2017

	2018	2017
REVENUE	$24,714,204	$12,720,564
COST OF REVENUE	1,280,550	665,695

GROSS MARGIN	23,433,654	12,054,869
OPERATING EXPENSES:
General and administrative	5,155,062	2,247,672
Sales and marketing	10,365,316	5,837,448
Research and development	3,352,314	2,445,029

Total operating expenses	18,872,692	10,530,149

Net income from operations	4,560,962	1,524,720
Interest expense	94,493	179,110

Net income before taxes	4,466,469	1,345,610
Provision for taxes	148,718	2,350

Net income	$4,317,751	$1,343,260

See accompanying notes.

Cartiva, Inc.

Unaudited Statements of Cash Flows

For the Nine Months Ended September 30, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net income	$4,317,751	$1,343,260
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	443,959	358,707
Stock-based compensation	203,767	168,908
Non-cash interest expense	91,157	91,157
Loss on sale of fixed assets	37,000	—
Changes in assets and liabilities:
Accounts receivable	2,690,570	(3,087,891)
Inventory	(677,846)	(132,002)
Prepaid expenses and other current assets	(224,912)	63,961
Other assets	232,114	(45,000)
Accounts payable	(227,015)	62,011
Accrued liabilities	(1,518,185)	916,805

Net cash provided by (used in) operating activities	5,368,360	(260,082)

Cash flows from investing activities:
Proceeds from sale of fixed assets	3,000	—
Purchases of property and equipment	(1,132,072)	(430,014)

Net cash used in investing activities	(1,129,072)	(430,014)

Cash flows from financing activities:
Proceeds from long-term debt	—	250,000
Principal payments of long-term debt	(549,999)	—
Purchase and retirement of common stock	—	(12,000)
Proceeds from sale of preferred stock	—	(7,965)
Proceeds from exercise of stock options	766,614	14,300

Net cash provided by financing activities	216,615	244,335

Net change in cash and cash equivalents	4,455,903	(445,761)
Cash and cash equivalents - beginning of period	9,376,929	7,720,410

Cash and cash equivalents - end of period	$13,832,832	$7,274,649

See accompanying notes.

CARTIVA, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2018 AND FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2018 AND 2017

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business — Cartiva, Inc., (the “Company”), a Delaware corporation, is a medical device company focused on the development, manufacturing and marketing of products for the treatment of osteoarthritis of the extremities. The Company’s first commercialized product is Cartiva Synthetic Cartilage Implant (“SCI”), an implant designed to replace the damaged cartilage surface of arthritic joints. In July 2016, the Company received pre-market approval from the U.S. Food and Drug Administration (“FDA”) for the use of Cartiva SCI in the treatment of osteoarthritis at the base of the great toe. The Company commenced selling Cartiva SCI in the United States following FDA approval.

Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Subsequent Events — The Company evaluates events and transactions occurring subsequent to the date of the accompanying balance sheets for potential recognition or disclosure in the financial statements. All subsequent events requiring recognition or disclosure have been incorporated into the accompanying financial statements.

Use of Estimates — Preparation of the accompanying financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition — The Company’s revenues are primarily generated through two types of customers, hospitals and surgery centers and stocking distributors, with the majority of its revenue derived from sales to hospitals and surgery centers. The Company’s products are sold through a network of employees and independent sales representatives in the United States and by stocking distributors outside the United States. In the United States, the Company generates a significant portion of its revenue from consigned inventory maintained by its independent sales representatives. For these products, the Company records revenues when it receives appropriate notification that the product has been used or surgically implanted in a patient. For all other transactions, the Company recognizes revenue when title to the goods and risk of loss transfer to customers, provided there are no remaining performance obligations that will affect the customer’s final acceptance of the sale.

The Company records revenues from sales to its stocking distributors outside the United States at the time the product is shipped to the distributor. Stocking distributors, who sell the products to their customers, take title to the products and assume all risks of ownership. The Company’s distributors are obligated to pay within specified terms regardless of when, if ever, they sell the products. The distributor can only reject products for an obvious defect or shipping error, generally within 30 days of receipt, and in such cases, replacement products would be sent. Since the distributor’s remedy is the replacement of the product and not a refund or credit, the Company does not defer revenue associated with these sales. The Company’s standard sales arrangements in the United States do not have a return provision.

Accounts Receivable —The Company maintains allowances for estimated losses resulting from the inability of its customers to make required payments. At September 30, 2018, the allowance for doubtful accounts was $1,373,000.

Inventories —Inventories consisted of the following at September 30,:

2018
Raw materials	$186,568
Finished goods	957,164

Total inventories	$1,143,732

2.	DEBT

As of September 30, 2018, all outstanding debt relates to the Company’s loan agreement with Silicon Valley Bank (“SVB”) and is net of debt issuance costs and discounts of $132,011.

3.	RELATED PARTY TRANSACTIONS

The Company is related to Carticept Medical, Inc. (“Carticept”) through common ownership. Prior to December 31, 2017, the Company and Carticept were party to certain agreements related to shared employees and activities. For the nine months ended September 30, 2017, the Company incurred expense of $412,213 pursuant to the agreements.

4.	LICENSE AGREEMENT

The Company is party to a royalty agreement related to the sale of products incorporating certain intellectual property. Royalty expense was $682,963 and $335,041 during the nine months ended September 30, 2018 and 2017, respectively.

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